UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):	April 16, 2021

IES Holdings, Inc.

Delaware	001-13783	76-0542208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5433 Westheimer Road, Suite 500, Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 860-1500

 Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market
Rights to Purchase Preferred Stock	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2021, the Board of Directors of IES Holdings, Inc. (the “Company”) elected Elizabeth D. Leykum as a director of the Company and appointed her to the Audit Committee of the Board. Ms. Leykum, 42, has served as founder of Serenade Capital LLC, an investment firm, since May 2016. Prior to founding Serenade Capital, from October 2013 to April 2016, she served as a founding principal of HEG Capital LLC, an investment advisory firm, and worked in investment management for ESL Investments, Inc. for over a decade. Since April 2014, Ms. Leykum has served on the Board of Directors of Lands’ End, Inc., where she was previously Chairman of the Board and currently serves as chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee. She also previously served as a director of Sears Hometown and Outlet Stores, Inc. from October 2012 to May 2014. Ms. Leykum currently serves as a trustee of The Kinkaid School and Houston Ballet.

There are no arrangements or understandings between Ms. Leykum and any other persons pursuant to which Ms. Leykum was selected as a director, and there are no transactions in which Ms. Leykum has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On April 16, 2021, the Board of Directors of the Company also appointed Alison M. Petersen as Vice President and Chief Accounting Officer, and principal accounting officer, of the Company, effective April 16, 2021. Prior to such appointment, Tracy A. McLauchlin, Senior Vice President, Chief Financial Officer and Treasurer, served as the Company's principal accounting officer. Ms. McLauchlin will continue to serve as the principal financial officer of the Company.

Ms. Petersen, 43, joined the Company in 2009, and served most recently as Vice President and Controller, a position she has held since 2013. Ms. Petersen is a Certified Public Accountant.

There are no arrangements or understandings between Ms. Petersen and any other persons pursuant to which Ms. Petersen was selected as an officer, and there is no family relationship between Ms. Petersen and any of the Company’s directors or other executive officers. There are no transactions in which Ms. Petersen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On April 19, 2021 the Company issued a press release announcing Ms. Leykum’s appointment. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

The information set forth herein is furnished pursuant to Item 7.01–Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1 —	Press release dated April 19, 2021.
104 —	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date:	April 19, 2021	/s/ Mary K. Newman
Mary K. Newman
General Counsel and Corporate Secretary